UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 18, 2007

PHINDER TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

00032559
(Commission File Number)	(IRS Employer Identification No.)

181 University Ave, Suite 210, Toronto ON	M5H 3M7
(Address of Principal Executive Offices)	(Zip Code)

416-815-1771
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01	Entry Into Material Definitive Agreements

On June 18, 2007 Zupintra Corporation Inc. (formerly Phinder Technologies, Inc.) entered into a joint venture agreement with Network Technologies International, Inc. (NTI). The joint venture will be known as Zupintra Ghana, Inc. The focus of this joint venture will be on providing internet and telecommunication services in Ghana.

Zupintra Corporation Inc. will own 55% of the shares of common stock of Zupintra Ghana, Inc. Zupintra Corporation Inc. has agreed to provide $700,000 in funding to Zupintra Ghana, Inc.

NTI has the option to exercise a Warrant Agreement for the issuance of warrants to purchase 1,000,000 shares of Zupintra Corporation Inc.’s common shock at $0.35 per share; 1,000,000 shares at $0.50 per share and 1,000,000 shares at $0.70 per share. These warrants are valid until June 18, 2008. The warrants are subject to NTI expanding the customer base from 3,000 to 10,000.

For further information in accordance with item 2.03, please reference exhibit 99.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Company

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01	Other Events

Due to the name change to Zupintra Corporation Inc., the stock symbol has changed to ZUPC.OB

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is being filed herewith:

10.1 Shareholders’ Agreement, dated June 18, 2007

99.1 Press Release dated June 21, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf for the undersigned hereunto duly authorized.

PHINDER TECHNOLOGIES, INC. (Company)

Date: June 22, 2007	By:	/s/ John van Arem

John van Arem Chief Executive Officer